EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS COMPLETES ACQUISITION
OF THE MR. C BEVERLY HILLS HOTEL

DALLAS, August 5, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has completed the acquisition of the 138-room Mr. C Beverly Hills Hotel in Los Angeles, California (the “Mr. C” or the “Property”), previously announced on June 1, 2021. In addition, the Company acquired five luxury condominium residences adjacent to the hotel. The total consideration for the acquisition was $77.9 million and consisted of $65.4 million for the hotel ($474,000 per key) and an allocated price of $12.5 million for the five adjacent condominium units. The acquisition was funded with approximately $30 million of cash, 2.5 million OP units, 500,000 warrants at a strike price of $6.00, and a $30 million mortgage loan. For purposes of calculating total consideration for the transaction, a price of $6 per share was assumed.

RobertDouglas, a real estate advisory firm that specializes in providing capital solutions in the hospitality industry, assisted Braemar with this transaction.

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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